UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 4, 2018 (October 1, 2018)

Continental Materials Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-03834	36-2274391
(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification Number)

440 S. LaSalle Drive, Suite 3100, Chicago, IL 60605

(Address of Principal Executive Offices) (Zip Code)

(312) 541-7200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement for Certain Officers.

Effective October 1, 2018, Continental Materials Corporation (the “Company”) appointed Paul Ainsworth as the Chief Financial Officer of the Company. Mr. Ainsworth will begin his employment with the Company on October 15, 2018. Mr. Ainsworth, age 47, has over twenty years of professional finance and accounting experience in manufacturing operations and other industries. From March 2014 until his decision to join the Company, Mr. Ainsworth served as the Chief Financial Officer of Precision Holding LLC, an engineering firm providing precision machining services to the oil and gas, rail, armaments, and heavy-duty engine sectors. Prior to his role at Precision Holding LLC, Mr. Ainsworth was the Chief Financial Officer and President of MD SolarSciences Corp., a startup manufacturer of luxury skincare products. Mr. Ainsworth has also served as Vice President of Corporate Development at HomeServe PLC, a public marketer of consumer warranty products, and as an Investment Director at Barclays Bank PLC. Mr. Ainsworth spent nearly 10 years as a Senior Manager and Director of Arthur Andersen LLP. Ainsworth earned his B.S. in Molecular Biology and Biochemistry from Durham University in Durham, United Kingdom in 1992 and became a Chartered Accountant, the British equivalent of a CPA, in 1996.

In connection with Mr. Ainsworth’s appointment as Chief Financial Officer, the Company and Mr. Ainsworth executed an offer letter dated September 17, 2018 (the “Offer Letter”) setting forth the terms of Mr. Ainsworth’s employment with the Company, which include an annual base salary of $285,000. Pursuant to the Offer Letter, Mr. Ainsworth is also eligible for an annual bonus under the Company’s cash bonus plan in an amount up to 120% of his annual base compensation. For his services to the Company in 2018, Mr. Ainsworth will receive a guaranteed cash bonus in an amount equal to a minimum of 60% of his annual base compensation, calculated on a pro-rated basis in relation to the start date of his employment. The Company also intends to grant certain long term incentive awards to Mr. Ainsworth under its long term incentive compensation plans.

Mr. Ainsworth will also receive certain other benefits, including vacation time, a vehicle allowance, and health benefits.

The foregoing summary description of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the full text thereof, a copy of which will be filed as an exhibit to the Company’s next periodic report.

There are no family relationships between Mr. Ainsworth and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer. Additionally, there have been no transactions involving Mr. Ainsworth that would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Continental Materials Corporation

Date: October 4, 2018	By:	/s/ Ryan Sullivan
Ryan Sullivan President and Chief Operating Officer